Exhibit 99.1

Streamline Health® Reports Fiscal First Quarter 2022 Financial Results

101% Year-Over-Year Increase in First Quarter Revenues to $5.9 Million; 141% SaaS Revenue Growth; Record $8.0 Million in New SaaS Bookings

Atlanta, GA – June 8, 2022 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the first quarter, which ended April 30, 2022.

Fiscal First Quarter 2022 Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Fiscal first quarter 2022 financial results represent the consolidation of the Company with Avelead Consulting, LLC (“Avelead”), which was acquired in the fiscal third quarter 2021. Fiscal first quarter 2021 GAAP financial results do not reflect results from Avelead’s operations.

Total revenues for the first quarter of fiscal 2022 were $5.9 million, a 101% increase from $3.0 million during the first quarter of fiscal 2021. The increase in revenue for the quarter was the result of higher revenue from SaaS and professional services driven by the Avelead acquisition and an increase in live clients using the Company’s eValuator product. Recurring revenue comprised 66% of total revenue for the three-month period ended April 30, 2022, as compared to 76% for the comparable prior year period. On a dollar basis, recurring revenue increased $1.7 million or 76% from the comparable prior year period.

The Company is focused on the growth of its SaaS solutions. During the first quarter of 2022, SaaS revenue grew $1.7 million or 141% compared to the first quarter of 2021.

Net loss for the first quarter of fiscal 2022 was ($2.8) million, as compared to a net loss of ($2.1) million during the first quarter of fiscal 2021. Net loss in the first quarter of fiscal 2022 included $0.1 million of non-routine costs and other income of $0.5 million primarily related to the acquisition of Avelead. The Company’s net loss in the first quarter of 2022 was also impacted by operating expenses and amortization expenses from the Avelead acquisition.

Adjusted EBITDA for the first quarter of fiscal 2022 was a loss of ($1.7) million, compared to an adjusted EBITDA loss of ($0.7) million in the first quarter of fiscal 2021.

Fiscal First Quarter 2022 Financial Results Compared to Fiscal First Quarter 2021 (Pro Forma)

The following financial results for Fiscal 2021 are pro forma and have not been prepared in accordance with GAAP. These pro forma financial results represent the consolidation of the Company with Avelead as if Avelead’s operations were fully recognized during the comparable period.

Consolidated revenue for the first quarter of fiscal 2022 was $5.9 million, an increase of 7% compared to pro forma revenue of approximately $5.5 million for the first quarter of fiscal 2021. SaaS revenue comprised $2.8 million of this total, up 5% from pro forma revenue of approximately $2.7 million for the first quarter of fiscal 2021. Consolidated revenue of $5.9 million for the three months ended April 30, 2022 includes $2.6 million of revenue from Avelead. The pro forma revenue of approximately $5.5 million for the first quarter of fiscal 2021 includes $2.5 million of revenue from Avelead pre-acquisition.

Management Commentary

“This expansion of our SaaS bookings in the first quarter is the result of strategic actions we have taken to position our SaaS businesses for long-term growth,” said Tee Green, President and Chief Executive Officer, Streamline Health. “Led by our acquisition of Avelead last August and augmented by our investment into eValuator’s direct salesforce, SaaS bookings in the first quarter of fiscal 2022 increased to $8.0 million. Our significant bookings improvement in the first quarter was largely due to a 10-year booking, our largest ever SaaS booking. We continue to expect an average SaaS bookings performance of $3 million to $5 million per quarter for the duration of fiscal 2022, setting the stage for continued, rapid revenue growth in the coming years. With market conditions improving, healthcare providers are increasingly seeing the value of eValuator and RevID to help capture 100% of the revenue they’ve earned and improve their financial performance.”

Highlights from the first quarter ended April 30, 2022, included:

●	Total bookings (total contract value) for the first quarter of fiscal 2022 were a record $8.9 million;
●	Revenue for the first quarter of fiscal 2022 was $5.9 million;
●	First quarter SaaS GAAP revenue increased 141% over the prior year period;
●	Net loss for the first quarter of fiscal 2022 was ($2.8 million); and
●	Adjusted EBITDA for the first quarter of fiscal 2022 was a loss of ($1.7) million.

Conference Call

The Company will conduct a conference call on Thursday, June 9, 2022 at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, June 9, 2022, at 12:00 PM ET to Thursday, June 16, 2022 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13730219. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “loss from continuing operations” is included in this press release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog and anticipated bookings, industry trends and market growth, results of investments in sales and marketing, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS

(Unaudited, rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended
	April 30
	2022	2021
Total Revenue	$5,935,000	$2,951,000
Operating expenses:
Cost of sales	3,209,000	1,437,000
Selling, general and administrative expense	4,501,000	2,551,000
Research and development	1,312,000	977,000
Non-routine costs	90,000	441,000
Total operating expenses	9,112,000	5,406,000
Operating loss	(3,177,000)	(2,455,000)
Other income (expense):
Interest expense	(132,000)	(13,000)
Other	533,000	15,000
Loss from continuing operations before income taxes	(2,776,000)	(2,453,000)
Income tax expense	(11,000)	(9,000)
Loss from continuing operations	(2,787,000)	(2,462,000)
Income from discontinued operations:
Income from discontinued operations	-	320,000
Income from discontinued operations, net of tax		320,000
Net loss	$(2,787,000)	$(2,142,000)

Basic Earnings Per Share:
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	-	0.01
Net (loss) income	$(0.06)	$(0.06)

Weighted average number of common shares - basic	47,028,463	37,497,958

Diluted Earnings Per Share:
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	-	0.01
Net income	$(0.06)	$(0.06)

Weighted average number of common shares - diluted	47,285,961	38,184,765

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED AND CONDENSED BALANCE SHEETS

(Unaudited, rounded to the nearest thousand dollars, except share and per share information)

	As of
	April 30, 2022	January 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,955,000	$9,885,000
Accounts receivable, net	4,660,000	3,823,000
Contract receivables	671,000	843,000
Prepaid and other current assets	423,000	568,000
Total current assets	13,709,000	15,119,000

Non-current assets:
Property and equipment, net	109,000	123,000
Right of use asset	173,000	218,000
Capitalized software development costs, net	5,645,000	5,555,000
Intangible assets, net	16,235,000	16,763,000
Goodwill	23,089,000	23,089,000
Other	1,002,000	948,000
Total non-current assets	46,253,000	46,696,000
Total assets	$59,962,000	$61,815,000

	As of
	April 30, 2022	January 31, 2022
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,013,000	$778,000
Accrued expenses	2,655,000	1,803,000
Current portion of term loan	375,000	250,000
Deferred revenues	6,060,000	5,794,000
Current portion of lease obligation	188,000	204,000
Acquisition earnout liability	4,715,000	4,672,000
Total current liabilities	15,006,000	13,501,000
Non-current liabilities:
Term loan, net of current portion and DFC	9,549,000	9,654,000
Deferred revenues, less current portion	141,000	136,000
Lease obligations, less current portion	-	33,000
Acquisition earnout liability, less current portion	3,618,000	4,161,000
Other non-current liabilities	206,000	286,000
Total non-current liabilities	13,514,000	14,270,000
Total liabilities	28,520,000	27,771,000
Stockholders’ equity:
Common stock	481,000	478,000
Additional paid in capital	119,407,000	119,225,000
Accumulated deficit	(85,659,000)	(79,117,000)
Net Loss	(2,787,000)	(6,542,000)
Total stockholders’ equity	31,442,000	34,044,000
Total liabilities and stockholders’ equity	$59,962,000	$61,815,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED AND CONDENSED STATEMENT OF CASH FLOWS

(Unaudited, rounded to the nearest thousand dollars, except share information)

	Three months Ended April 30,
	2022	2021
Net Loss	$(2,787,000)	$(2,142,000)
LESS: Income from discontinued operations, net of tax	—	320,000
Loss from continuing operations, net of tax	(2,787,000)	(2,462,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,000	21,000
Amortization of capitalized software development costs	429,000	506,000
Amortization of intangible assets	528,000	115,000
Amortization of other deferred costs	112,000	116,000
Amortization of deferred financing costs	20,000	—
Change in fair value of acquisition earnout liability	(500,000)	—
Share-based compensation expense	326,000	565,000
Provision for accounts receivable allowance	13,000	—
Changes in assets and liabilities:
Accounts and contract receivables	(678,000)	(341,000)
Other assets	8,000	(275,000)
Accounts payable	235,000	(29,000)
Accrued expenses and other liabilities	739,000	145,000
Deferred revenue	271,000	1,161,000
Net cash used in operating activities	(1,270,000)	(478,000)
Net cash used in operating activities – discontinued operations	—	(560,000)
Cash flows from investing activities:
Capitalization of software development costs	(519,000)	(378,000)
Net cash used in investing activities	(519,000)	(378,000)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	16,100,000
Payments for costs directly attributable to the issuance of common stock	—	(1,293,000)
Payments related to settlement of employee share-based awards	(141,000)	(161,000)
Payment for deferred financing costs	—	(31,000)
Other	—	(1,000)
Net cash (used in) provided by financing activities	(141,000)	14,614,000
Net (decrease) increase in cash and cash equivalents	(1,930,000)	14,318,000
Cash and cash equivalents at beginning of period	9,885,000	2,409,000
Cash and cash equivalents at end of period	$7,955,000	$16,727,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

New Bookings

(Unaudited)

Three Months Ended
April 30 2022
Professional Services	$839,000
Software as a Service (1)	8,024,000
Q1 2022 Bookings	$8,863,000
Q1 2021 Bookings (2)	$2,580,000

(1)	Amounts include a single, 10-year contracted booking for RevID under the Company’s VAR with Cerner.
(2)	Q1 2021 Bookings exclude Avelead as it was not acquired until August 16, 2021

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

Reconciliation of Loss from Continuing Operations to non-GAAP Adjusted EBITDA

(Unaudited, rounded to nearest thousand dollars, except share and per shares information)

	Three Months Ended
	April 30, 2022	January 31, 2022
Adjusted EBITDA Reconciliation
Loss from continuing operations	$(2,787,000)	(2,462,000)
Interest expense	132,000	13,000
Income tax expense	11,000	9,000
Depreciation	14,000	21,000
Amortization of capitalized software development costs	429,000	506,000
Amortization of intangible assets	528,000	115,000
Amortization of other costs	112,000	116,000
EBITDA	$(1,561,000)	(1,682,000)
Share-based compensation expense	326,000	565,000
Non-cash fair value adjustments	(500,000)	-
Non-routine costs	90,000	441,000
Other non-recurring operating (income) expenses	(48,000)	16,000
Adjusted EBITDA	$(1,693,000)	(660,000)
Adjusted EBITDA margin	-29%	-22%

Adjusted EBITDA per Diluted Share Reconciliation
Loss from continuing operations per common share — diluted	$(0.06)	(0.07)
Net loss per common share — diluted	$(0.06)	(0.06)
Adjusted EBITDA per adjusted diluted share	$(0.04)	(0.02)

Basic weighted average shares	47,028,463	37,497,958
Includable incremental shares — adjusted EBITDA	257,498	686,807
Adjusted diluted shares	47,285,961	38,184,765